Exhibit 99.1

IGATE Reports sequential revenue growth of 3.5% and year-on-year of 10%

Fortune lists IGATE in the 100 Fastest-Growing Companies in the U.S.

BRIDGEWATER, NJ – October 15, 2014

IGATE Corporation (“IGATE” or the “Company”) (NASDAQ: IGTE), the New Jersey-headquartered integrated technology and operations solutions provider, today announced its financial results for the third quarter and nine months ended September 30, 2014.

Third Quarter Financial Highlights

•	Revenues were $322.8 million

•	Increased 10.0% compared to $293.4 million in the third quarter of 2013

•	Increased 3.5% sequentially compared to $311.7 million in the second quarter of 2014

•	Gross margin was 35.3%

•	Compared to 41.4% in the third quarter of 2013

•	Compared to 36.6% in the second quarter of 2014

•	Adjusted EBITDA was $68.8 million

•	Compared to $78.4 million in the third quarter of 2013

•	Compared to $70.0 million in the second quarter of 2014

•	Net Income was $37.3 million

•	Compared to $31.9 million in the third quarter of 2013

•	Compared to $3.1 million in the second quarter of 2014 (after a one-time charge of $51.8 million arising from extinguishment of debt)

•	Non GAAP diluted earnings per share were $0.52

•	Compared with $0.46 per share in the third quarter of 2013

•	Compared with $0.48 per share in the second quarter of 2014

•	GAAP diluted earnings per share were $0.34

•	Compared to GAAP diluted earnings per share of $0.30 in the third quarter of 2013

•	Compared to GAAP diluted earnings per share of $(0.07) in the second quarter of 2014 (after a one-time charge of $51.8 million arising from extinguishment of debt)

•	As of September 30, 2014, the Company had 34,455 employees with a net addition of 1,713 during the third quarter ended September 30, 2014

Ashok Vemuri, President and CEO, said, “I am pleased that we are able to sustain our broad-based growth both sequentially as well as year over year. Our clients are responding positively to the changes we have implemented in the Company. Our industry utility solutions, Reference Data Management Solution for the financial sector (IDMS) and our Long Term Care Solution for healthcare sector (IBAS), continue to find significant market traction and drive a differentiated industry value proposition. Through our IGATE Corporate University we are building market-ready talent capital and emerging technology solutions, further strengthening our competitive position.”

“We are pleased to be the only IT services company to be listed in Fortune 100 Fastest-Growing Companies in the U.S., further validating our go-to-market strategy,” he added.

Sujit Sircar, CFO, said, “Although we experienced some margin headwinds due to the continuing investment we had to make in some of our transformational client engagements, expanded client coverage and hiring for growth, I am happy with the increase in net income, while we continue to maintain healthy earnings growth. We lowered our debt by another $126 million during the quarter which has improved our leverage further.”

Third Quarter Operating Results

Results for the three and nine months ended September 30, 2014 and 2013, respectively, on a GAAP and non-GAAP basis are provided in the table below.

	Q3 FY’14	Q3 FY’13	Y/Y	Nine months ended FY’14	Nine months ended FY’13	Y/Y
Net revenue ($Millions)	322.8	293.4	10.0%	936.7	851.6	10.0%
Operating margin ($Millions)	54.7	66.0	(17.2)%	173.6	168.2	3.2%
GAAP net income ($Millions)	37.3	31.9	17.0%	72.0	96.6	(25.4)%
GAAP diluted EPS ($)	0.34	0.30	13.3%	0.56	0.91	(38.5)%
Adjusted EBITDA ($Millions)	68.8	78.4	(12.2)%	214.0	210.1	1.9%
Non-GAAP net income ($Millions)	42.5	36.3	17.2%	118.4	110.7	7.0%
Non-GAAP diluted EPS ($)	0.52	0.46	13.0%	1.44	1.39	3.6%

New customer and project wins in the quarter

•	A U.K.-based global retail company in the business of providing optician services and visual instruments selected IGATE to assist the client’s IT Operations program. As part of the multi-year engagement, IGATE will provide integrated support to over 40 applications covering the functional areas of the client’s Retail and Supply Chain as well as their core business applications such as legacy point of sale and enterprise systems. The engagement is expected to bring improved efficiency in the client’s store operations, order management, product data, pricing and promotion, contact center and warehouse management.

•	IGATE has been selected by a large North American-based financial institution to streamline its Life, Health and Disability administration program. As part of the multi-year engagement, IGATE will consolidate the client’s current administration platforms and migrate the bulk of the client’s policies to its proprietary ITOPS-based administration platform. IGATE will introduce a modern administration system to service these blocks and deliver operational efficiency and superior policy holder experience. In addition to the administration platform, IGATE will bring to bear a modern ecosystem, which includes workflow and self-serve portals for policy holders driving contact center volumes down and drive up policy holder satisfaction. This engagement is also expected to make the client’s fixed IT assets and costs variable and also positively impact its reserves.

•	A North American-based energy company selected IGATE to provide independent verification and validation services for its internal operations division. As part of the engagement, IGATE’s testing center of excellence team will work with the client’s business and IT divisions to create a coherent end-to-end business process flow to align diverse departments and teams at different stages of the client’s value chain to provide a unified business experience to the end customer. IGATE will also provide Diversity Business Enterprise (DBE) spend by leveraging its technology ecosystem to help the client align with its organization-wide focus.

•	One of the world’s largest chains of fast food restaurants selected IGATE to transform its point of sale, back office and digital landscape for its Switzerland operations. As a strategic technology partner, IGATE will provide a future-proof digital and technology ecosystem through its proprietary Store-in-a-Box solution. Through this solution, IGATE will offer a 24x7 multi-lingual service to remotely manage store applications and infrastructure, onsite field service, inventory management, data management and deployment. The engagement is expected to lower the operational costs to the client and enhance customer experience in the region.

•	IGATE was selected by a leading North America-based domestic sugar producer to assist the company in increasing operational efficiencies across multiple warehouses around the globe for the distribution and storage of its products. As a strategic partner, IGATE will facilitate a lean distribution network with its warehouse management solutions. IGATE will leverage its consumer packaged goods industry best practices and global delivery model to implement and rollout its solutions to all of the client’s warehouses providing processes standardization. The engagement is expected to bring down operational costs and shore up process efficiencies by managing the inventory across the client’s value chain.

Significant Events and Recognitions in the Quarter

•	IGATE was ranked 51 in Fortune’s list of 100 Fastest-Growing Companies in the U.S. – the only IT services company to be featured on the list.

•	Srikanth Iyengar joined IGATE as Senior Vice President and Head of Europe and Australia and member of the Executive Council.

•	IGATE launched IGATE Corporate University in the Company’s training and development facility in Pune, India. The University will focus on building custom training programs and methodologies in association with leading global educational institutions.

•	IGATE announced a new facility in Noida, India. The facility is spread across 60,000 sq. ft. and can accommodate about 550 people. The new facility adds to its existing offices in Noida that are housed in the Special Economic Zone.

•	IGATE was ranked 29th on IDC’s Financial Insights FinTech Top 100 List.

•	IGATE was featured in the top quadrant in Zinnov’s Global Service Providers Ratings, 2014 for Product and Engineering Solutions (P&ES). Recognized as an expansive and established player, IGATE was ranked high for its specialization, R&D practice maturity, innovation and IP. IGATE was also ranked in the leadership zone in three sub verticals under P&ES: Automotive, Computer Peripherals and Storage and Industrial Automation.

•	IGATE was included in the HFS Blueprint Report for Digital Transformation Services as a “Rising Star”. IGATE was amongst the top 11 players selected in the report from multiple digital solutions providers who participated in this research. IGATE was quoted to be strong in technology and a company that can bring a holistic view across Digital Transformation Services that makes it a true contender–especially in certain industries such as insurance and healthcare and life sciences.

•	IGATE was included in Everest PEAK Matrix reports for Life Science IT Outsourcing and Independent Testing Services as a “Major Contender”. The Company was ranked for the scale, scope, domain investments and delivery footprint.

•	IGATE continues to be in ‘Established and Expansive’ (Leader) quadrant for the 4th consecutive year in the Zinnov GSPR ratings in the Automotive, Industrial Automation and Storage Devices segments.

•	The Asia Pacific HRM Congress awarded the HR Leadership Award for 2014 to Dr. Srinivas Kandula, EVP and Chief People Officer, IGATE, recognizing him for his contributions to the field of HR.

•	IGATE won the coveted award on “Innovation in Retention Strategy” at the 5th Asia Best Employer Brand Awards 2014 recognizing the Employee Retention Management initiative of IGATE.

•	IGATE was successfully appraised at CMMI Level 5 Version 1.3 under both Development and Services Model. The scope of this appraisal was for the entire organization which included IT, business process outsourcing (BPO) and infrastructure managed services (IMS) across all of IGATE’s locations in North America, Europe and India. With this rating, IGATE joins a very select group of companies who have demonstrated their commitment to better quality and customer service by applying the most rigorous process analysis and improvements.

Conference Call and Webcast

IGATE, the integrated technology and operations company, has scheduled its Earnings Conference Call on Wednesday, October 15, 2014 to discuss the results of its third quarter ended September 30, 2014. Senior management of the company will discuss the financial performance for the quarter and answer participants’ questions during the call.

Time	: 08:00 – 9:00 am Eastern Time
Toll Free (U.S.)	: 877-407-8037
Toll (U.S.)	: 201-689-8037
Toll Free (India)	: 000-800-852-1477

The call will be webcast live on IGATE’s website (www.igate.com) on the Investor Relations page under the ‘Events’ section. Participants are requested to log in 10 minutes prior to the start of the webcast. The on-demand version of the webcast will be available on the IGATE website shortly after the call.

Investors, potential investors, shareholders and bond holders can access the telephonic replay by dialing 877-660-6853 (toll free) or 201-612-7415 (toll) and entering conference number 13591633. The telephonic replay will be available until October 29, 2014.

About IGATE

IGATE is a global leader in providing integrated technology and operations-based solutions, headquartered in Bridgewater, New Jersey. As a trusted partner to corporations in North America, Europe and Asia Pacific, IGATE provides solutions to clients’ business challenges by leveraging its technology and process capabilities, underwritten by an understanding of domain and industry imperatives. With revenues over US$ 1.2 billion, and a global employee talent capital of over 34,000, IGATE offers productized applications and platforms that provide the necessary competitive and innovation edge to clients across industries, through a combination of speed, agility and imagination. IGATE is listed on NASDAQ under the symbol IGTE.

Follow IGATE on Twitter: @IGATE_Corp

IGATE on Facebook: https://www.facebook.com/igatecorp

Investor Contact	Media Contact
Salil Ravindran	Pallavi Choudhury
+1 510 298 8400	+919538501740
Salil.Ravindran@IGATE.com	Pallavi.Choudhury@IGATE.com

Use of non-GAAP Financial Measures

This press release contains non-GAAP financial measures as defined by the Securities and Exchange Commission. These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with, generally accepted accounting principles in the United States (“GAAP”) and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Reconciliations of these non-GAAP measures to their comparable GAAP measures are included in the attached financial tables.

IGATE believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with IGATE’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate IGATE’s results of operations in conjunction with the corresponding GAAP measures. These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures.

IGATE believes that providing Adjusted EBITDA and non-GAAP net income and non-GAAP diluted earnings per share in addition to the related GAAP measures provides investors with greater transparency to the information used by IGATE’s management in its financial and operational decision-making. These non-GAAP measures are also used by the Management in connection with IGATE’s performance compensation programs.

More specifically, the non-GAAP financial measures contained herein exclude the following items:

•	Amortization of intangible assets: Intangible assets primarily comprise of customer relationships. We incur charges relating to the amortization of these intangibles. These charges are included in our GAAP presentation of earnings from operations, operating margin, net income and diluted earnings per share. We exclude these charges for purposes of calculating these non-GAAP measures.

•

Stock-based compensation: Although stock-based compensation is an important component of the compensation of IGATE’s employees and executives, determining the fair value of the stock-based instruments involves a high degree of judgment and estimation and the expense recorded may not reflect the actual value realized upon the future exercise or termination of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock-based compensation is determined using a complex formula that incorporates factors, such as market volatility, that are beyond the Company’s control. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of IGATE’s core business.

•	Foreign exchange (gain)/loss: From time to time, the Company recognizes foreign currency losses on re-measurement of escrow account balance and foreign exchange gains on re-measurement of redeemable non-controlling interest liability. IGATE believes that eliminating these non-capitalized items for purposes of calculating non-GAAP measures facilitates a more meaningful evaluation of IGATE’s current performance and comparisons to its past performance.

•	Delisting expenses: We voluntarily delisted the equity shares of our majority owned subsidiary, IGATE Computer Systems Limited from the National Stock Exchange of India Limited and the Bombay Stock Exchange Limited and the American Depository Shares from the New York Stock Exchange. Delisting is an infrequent activity and expenses incurred in connection therein are inconsistent in amount and are significantly impacted by the timing and nature of the delisting. IGATE believes that eliminating these expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of its current operating performance and comparisons to its past operating performance.

•	Merger and reorganization expenses: IGATE is merging and reorganizing its overseas subsidiaries and branches with a view to simplifying the corporate structure and has incurred legal and professional expenses in this connection. Merger and reorganization is an infrequent activity and expenses incurred in connection therein are inconsistent in amount and significantly impacted by the timing and nature of the reorganization. IGATE believes that eliminating these expenses for purposes of calculating non-GAAP measures facilitates a more meaningful evaluation of IGATE’s current operating performance and comparisons to its past operating performance.

•	Preferred dividend and accretion to preferred stock: IGATE has issued 8.00% Series B Preferred Stock. IGATE also incurred issuance costs, which have been netted against the proceeds received from the issuance of Series B Preferred Stock. The Series B Preferred Stock is being accreted over a period of six years. Although, the effect of inclusion of equivalent units of common stock towards convertible participating preferred stock is anti-dilutive for GAAP purposes, the non-GAAP diluted earnings per share has been calculated assuming the conversion of all outstanding shares of preferred stock into equivalent units of common stock. IGATE believes that eliminating these expenses as well as inclusion of equivalent units of common stock towards the preference shares to compute diluted earnings per share for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of IGATE’s current operating performance and comparisons to its past operating performance.

•	Loss on extinguishment of Debt: IGATE has extinguished Debt prior to its scheduled maturity which has resulted in non-operating expenses which otherwise would not have been incurred. Debt extinguishment related charges that are excluded from GAAP earnings to determine non-GAAP earnings consist of the extinguishment premium paid as well as the write-off of unamortized debt issuance costs. These expenses are inconsistent and of a non-recurring nature and IGATE believes that eliminating them for purposes of calculating non-GAAP measures facilitates a more meaningful evaluation of IGATE’s current operating performance and comparisons to its past operating performance.

From time to time in the future, there may be other items that IGATE may exclude in presenting its financial results.

Forward-Looking Statements

This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of the Company may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements regarding the business outlook, the expected performance of the Company’s products and services for its clients, and all other statements in this release other than statements of historical fact are statements that could be deemed forward-looking statements. Words such as “expect”, “potential”, “believes”, “anticipates”, “plans”, “intends” and other similar expressions are intended to identify such forward-looking statements. Forward-looking statements in the press release include, without limitation, statements regarding the business outlook, and the expected performance of the Company’s products and services for its clients, and other matters that involve known and unknown risks, uncertainties and other factors that may cause results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: uncertain global economic conditions, concentrated revenues, new organizational and operational strategies, continued pricing pressures and the significant indebtedness which will use a significant portion of its cash flows to service such indebtedness, as a result of which the Company might not have sufficient funds to operate its businesses in the manner it intends or has operated in the past. Additional risks relating to the Company are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2014 as well as the Company’s other reports filed with the Securities and Exchange Commission. As in prior periods, the financial information set forth in this release, including tax-related items, reflects estimates based on information available at this time. While the Company believes these estimates to be accurate, actual results may differ materially from those contained in the forward-looking statements in this press release. These amounts could also differ materially from actual reported amounts in the Company’s quarterly Report on Form 10-Q for the quarter ended September 30, 2014. The Company assumes no obligation and does not intend to update these forward-looking statements as circumstances change. This document does not constitute an offer to purchase or to sell securities in any jurisdiction.

IGATE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except per share data)

	September 30,	December 31,
	2014	2013
	(unaudited)	(audited)

ASSETS
Current assets:
Cash and cash equivalents	$130,204	$204,836
Restricted cash	—	360,000
Short-term investments	32,754	181,401
Accounts receivable, net of allowances of $3,115 and $4,103, respectively	165,837	157,905
Unbilled revenues	79,457	61,424
Prepaid expenses and other current assets	43,624	44,492
Prepaid income taxes	13,248	838
Deferred tax assets	3,875	10,235
Foreign exchange derivative contracts	4,912	836
Receivable from related parties	5,954	4,046

Total current assets	479,865	1,026,013

Deposits and other assets	20,293	24,930
Prepaid income taxes	32,138	32,160
Property and equipment, net of accumulated depreciation of $124,890 and $108,084, respectively	220,964	165,581
Leasehold land	75,603	76,732
Deferred tax assets	15,281	15,153
Goodwill	439,175	438,891
Intangible assets, net	111,398	119,262

Total assets	$1,394,717	$1,898,722

LIABILITIES, PREFERRED STOCK AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,208	$9,268
Line of credit	52,000	52,000
Senior Notes	—	360,000
Term loans	—	90,000
Accrued payroll and related costs	45,798	57,093
Other accrued liabilities	66,098	79,785
Accrued income taxes	3,861	5,802
Foreign exchange derivative contracts	1,159	909
Deferred revenue	18,406	17,776

Total current liabilities	197,530	672,633

Other long-term liabilities	6,185	3,532
Senior notes	325,000	410,000
Term Loans	234,000	270,000
Accrued income taxes	18,261	13,936
Deferred tax liabilities	35,261	41,717

Total liabilities	816,237	1,411,818

Series B Preferred stock , without par value	435,989	410,371

Shareholders’ equity:
Common Stock, par value $0.01 per share	600	594
Common stock in treasury, at cost	(14,714)	(14,714)
Additional paid-in capital	225,147	204,143
Retained earnings	315,172	268,750
Accumulated other comprehensive loss	(387,444)	(387,115)

Total IGATE Corporation shareholders’ equity	138,761	71,658
Non-controlling interest	3,730	4,875

Total equity	142,491	76,533

Total liabilities, preferred stock and shareholders’ equity	$1,394,717	$1,898,722

IGATE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts in thousands)

(unaudited)

	Three Months ended September 30,		Nine Months ended September 30,
	2014	2013	2014	2013
Revenues	$322,774	$293,406	$936,725	$851,592
Cost of revenues (exclusive of depreciation and amortization)	208,801	172,063	595,314	518,073

Gross margin	113,973	121,343	341,411	333,519
Selling, general and administrative expense	49,934	46,862	140,103	139,004
Depreciation and amortization	9,384	8,439	27,660	26,305

Income from operations	54,655	66,042	173,648	168,210
Loss on extinguishment of debt	—	—	(51,760)	—
Other income (loss), net	(170)	(19,415)	(22,080)	(27,023)

Income before income taxes	54,485	46,627	99,808	141,187
Income tax expense	17,088	14,634	27,486	44,461

Net income before non-controlling interest	37,397	31,993	72,322	96,726
Non-controlling interest	89	97	282	97

Net income attributable to IGATE Corporation	37,308	31,896	72,040	96,629
Accretion to Preferred Stock	152	126	436	361
Preferred dividend	8,653	7,994	25,182	23,246

Net income attributable to IGATE common shareholders	$28,503	$23,776	$46,422	$73,022

IGATE CORPORATION

Earnings Per Share

(Amounts in thousands, except per share data)

(unaudited)

		Three Months Ended September 30,		Nine Months Ended September 30,
		2014	2013	2014	2013
PARTICULARS
Net income attributable to IGATE common shareholders		$28,503	$23,776	$46,422	$73,022
Add: Dividends on Series B Preferred Stock		8,653	7,994	25,182	23,246

		37,156	31,770	71,604	96,268
Less: Dividends on
Series B Preferred Stock	[A]	8,653	7,994	25,182	23,246

Undistributed Income		$28,503	$23,776	$46,422	$73,022

Allocation of Undistributed Income
Common stock	[B]	20,876	17,716	34,001	54,411
Unvested restricted stock	[C]	—	7	—	21
Series B Preferred Stock	[D]	7,627	6,053	12,421	18,590

		$28,503	$23,776	$46,422	$73,022

Shares outstanding for allocation of undistributed income:
Common stock		59,029	58,311	59,029	58,311
Unvested restricted stock		—	23	—	23
Series B Preferred Stock		21,565	19,923	21,565	19,923

		80,594	78,257	80,594	78,257

Weighted average shares outstanding:
Common stock	[E]	58,962	58,148	58,829	57,895
Unvested restricted stock	[F]	—	23	—	23
Series B Preferred Stock	[G]	21,565	19,923	21,565	19,923

		80,527	78,094	80,394	77,841

Weighted average common stock outstanding		58,962	58,148	58,829	57,895
Dilutive effect of stock options and restricted shares outstanding		1,905	1,688	1,880	1,669

Dilutive weighted average shares outstanding	[H]	60,867	59,836	60,709	59,564

Distributed earnings per share:
Series B Preferred Stock	[I=A/G]	$0.40	$0.40	$1.17	$1.17

Undistributed earnings per share:
Common stock	[J=B/E]	$0.35	$0.30	$0.58	$0.94
Unvested restricted stock	[K=C/F]	—	$0.30	—	$0.93
Series B Preferred Stock	[L=D/G]	$0.35	$0.30	$0.58	$0.93

Earnings per share - Basic
Common stock	[J]	$0.35	$0.30	$0.58	$0.94
Unvested restricted stock	[K]	—	$0.30	$—	$0.93
Series B Preferred Stock	[I+L]	$0.75	$0.70	$1.75	$2.10

Earnings per share - Diluted	[[B+C]/H]	$0.34	$0.30	$0.56	$0.91

The number of outstanding participative convertible preferred stock for which the earnings per share exceeded the earnings per share of common stock aggregated to 21.6 million and 19.9 million for the three and nine months ended September 30, 2014 and 2013, respectively. These shares were excluded from the computation of diluted earnings per share because they were anti-dilutive.

IGATE CORPORATION

Reconciliation of Net Income, Net of Tax, to Adjusted EBITDA

(Amounts in thousands)

(unaudited)

	Three Months ended September 30,		Nine Months ended September 30,
	2014	2013	2014	2013

Net income	$37,397	$31,993	$72,322	$96,726
Adjustments:
Depreciation and amortization	9,384	8,439	27,660	26,305
Interest expense	7,492	20,256	43,317	67,025
Income tax expense	17,088	14,634	27,486	44,461
Other income, net	(4,153)	(5,213)	(15,147)	(39,910)
Foreign exchange (gain)/loss	(3,169)	4,372	(6,090)	(92)
Stock-based Compensation	4,607	3,878	12,423	10,243
Loss on Extinguishment of debt	—	—	51,760	—
Delisting expenses	—	—	—	93
Merger and reorganization expenses	156	—	286	5,264

Adjusted EBITDA (a non-GAAP measure)	$68,802	$78,359	$214,017	$210,115

The Company presents the non-GAAP financial measures EBITDA and adjusted EBITDA because management uses these measures to monitor and evaluate the performance of the business and believes that the presentation of these measures will enhance investors’ ability to analyze trends in the business and evaluate the Company’s underlying performance relative to other companies in the industry.

IGATE CORPORATION

Reconciliation of Selected GAAP Measures to Non-GAAP Measures

(Amounts in thousands, except per share data)

(unaudited)

	Three Months ended September 30,		Nine Months ended September 30,
	2014	2013	2014	2013
GAAP Net income attributable to IGATE common shareholders	$28,503	$23,776	$46,422	$73,022
Adjustments:
Preferred dividend and accretion to preferred stock	8,805	8,120	25,618	23,607
Amortization of Intangible assets	2,715	2,540	7,996	7,980
Stock-based Compensation	4,607	3,878	12,423	10,243
Delisting expenses	—	—	—	93
Merger and reorganization expenses	156	—	286	5,264
Foreign exchange loss on acquisition hedging and remeasurement	—	—	—	489
Forfeiture of vested stock options	—	—	—	(3,005)
Loss on Extinguishment of debt	—	—	51,760	—
Income tax adjustments	(2,253)	(2,020)	(26,070)	(7,028)

Non-GAAP Net income attributable to IGATE common shareholders	$42,533	$36,294	$118,435	$110,665

Weighted average shares outstanding, Basic	58,962	58,171	58,829	57,918
Add: assumed preferred stock conversion	21,565	19,923	21,565	19,923

Non-GAAP weighted average shares outstanding, Basic	80,527	78,094	80,394	77,841

Weighted average dilutive common shares outstanding	60,867	59,836	60,709	59,564
Add: assumed preferred stock conversion	21,565	19,923	21,565	19,923

Weighted average dilutive common equivalent shares outstanding	82,432	79,759	82,274	79,487

Basic EPS (GAAP) to Basic EPS (Non-GAAP):
Basic EPS (GAAP)	$0.35	$0.30	$0.58	$0.94
Preferred dividend and accretion to preferred stock	0.11	0.11	0.32	0.31
Amortization of Intangible assets	0.04	0.03	0.10	0.10
Stock-based Compensation	0.06	0.05	0.15	0.13
Delisting expenses	—	—	—	0.00
Merger and reorganization expenses	0.00	—	0.00	0.07
Foreign exchange loss on acquisition hedging and remeasurement	—	—	—	0.01
Forfeiture of vested stock options	—	—	—	(0.04)
Loss on Extinguishment of debt	—	—	0.64	—
Income tax adjustments	(0.03)	(0.03)	(0.32)	(0.09)

Basic EPS (Non-GAAP)	$0.53	$0.46	$1.47	$1.43

Diluted EPS (GAAP) to Diluted EPS (Non-GAAP):
Diluted EPS (GAAP)	$0.34	$0.30	$0.56	$0.91
Preferred dividend and accretion to preferred stock	0.11	0.11	0.31	0.30
Amortization of Intangible assets	0.04	0.03	0.10	0.10
Stock-based Compensation	0.06	0.05	0.16	0.13
Delisting expenses	—	—	—	—
Merger and reorganization expenses	0.00	—	0.00	0.07
Foreign exchange loss on acquisition hedging and remeasurement	—	—	—	0.01
Forfeiture of vested stock options	—	—	—	(0.04)
Loss on Extinguishment of debt	—	—	0.63	—
Income tax adjustments	(0.03)	(0.03)	(0.32)	(0.09)

Diluted EPS (Non-GAAP)	$0.52	$0.46	$1.44	$1.39

Non-GAAP Disclosure of Adjusted EBITDA

We present Adjusted EBITDA as a supplemental measure of our performance. We define Adjusted EBITDA as net income plus (i) depreciation and amortization, (ii) interest expense, (iii) income tax expense, minus (iv) other income, net plus (v) foreign exchange (gain)/loss, (vi) stock based compensation (vii) Delisting expenses (viii) Merger and reorganization expenses and (ix) loss on extinguishment of debt. We eliminated the impact of the above as we do not consider them as indicative of our ongoing operating performance. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We present Adjusted EBITDA because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we use Adjusted EBITDA: (i) as a factor in evaluating management’s performance when determining incentive compensation, (ii) to evaluate the effectiveness of our business strategies and (iii) because our credit agreement and our indenture use measures similar to Adjusted EBITDA to measure our compliance with certain covenants.

Adjusted EBITDA has limitations as an analytical tool. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts; although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and adjusted EBITDA does not reflect any cash requirements for such replacements; non-cash compensation is and will remain a key element of our overall long-term incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period; Adjusted EBITDA does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and other companies in our industry may calculate adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally.